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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2002

CHART HOUSE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9684	33-0147725
(State of other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 North LaSalle, Suite 295, Chicago, Illinois		60610
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code		(312) 266-1100

(Former name or former address, if changed since last report.)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On May 28, 2002, Arthur Andersen LLP ("Andersen") notified Chart House Enterprises, Inc. ("Registrant") that Andersen would be resigning as the Registrant's certifying accountant.

        Andersen's report on the financial statements of the Registrant for the fiscal year ended December 31, 2001 contained a qualified opinion as to the Registrant's ability to continue as a going concern, resulting from the Registrant's recurring losses from operations and liquidity issues. Andersen's report on the financial statements of the Registrant for the fiscal year ended December 25, 2000 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

        The decision of Andersen to resign was not recommended or approved by the Registrant's Board of Directors or the audit committee of the Registrant's Board of Directors.

        During the Registrant's two most recent fiscal years, and the subsequent interim period through the date of this Report, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreements in connection with their report on the Registrant's consolidated financial statements for such years.

        During the Registrant's two most recent fiscal years, and the subsequent interim period through the date of this Report, there was no disagreement or difference of opinion with Andersen regarding any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        As of the date hereof, the Registrant is in the process of interviewing and engaging a new certifying accountant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

  (c)
  Exhibits.

  16.
  Letter of Arthur Andersen LLP re: change in certifying accountant.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHART HOUSE ENTERPRISES, INC. (Registrant)
Date: May 31, 2002	By:	/s/ KENNETH R. POSNER
Kenneth R. Posner President and Chief Financial Officer

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS
SIGNATURES